UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 650, LA JOLLA, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2017, MediciNova, Inc. (the “Company”) entered into a sublease agreement (the “Sublease”) with Cardinal Health 127 Inc. (the “Sublessor”) for certain premises located at 4275 Executive Square, Suite 300, La Jolla, California, consisting of approximately 4,400 square feet. The term of the Sublease commences on December 1, 2017 and ends on December 31, 2021. The Sublease was consented to by the master lessor. The Sublease provides that the Company will pay the Sublessor a monthly basic rent commencing with $10,958 per month with annual escalators thereafter, other than $5,479 per month for months two through five of the Sublease.

The foregoing description of the Sublease is qualified in its entirety by reference to the Sublease, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Sublease, by and between the Company and Cardinal Health 127 Inc., dated August 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

DATE: September 7, 2017	By:	/s/ Ryan Selhorn
Ryan Selhorn
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Sublease, by and between the Company and Cardinal Health 127 Inc., dated August 31, 2017.